SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      May 23, 2000
(Date of earliest event reported)  (April 17, 2000)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

Item 5.

On April 17, 2000, the Registrant issued the following press release:

"CTC Communications Announces Fully Funded $190 Million Fiber Build-Out Plan

Highlights:
 - $115 Million Agreement Signed with Williams Communications to Purchase 8,300 Route Miles of Fiber Covering the Eastern Half of the United States


 - $75 Million Committed to Purchase Optical Networking Equipment from Cisco Systems to "Light Up" the Fiber

 - Colocation Agreements signed for 40 Williams Communications' Points of Presence and 116 Bell Atlantic Points of Presence


WALTHAM, Mass-April 17, 2000-- CTC Communications Group Inc. (NASDAQ: CPTL)-- a rapidly expanding provider of state-of-the-art integrated communications solutions for medium-to-large enterprises--today announced that the Company has signed agreements totaling more than $190 million to implement its strategic fiber optic network plan. The fiber rollout, which will be implemented over the next two years, has been specifically engineered to broaden the geographic reach of CTC's Cisco based Integrated Communications Network and substantially boost bandwidth availability for both the Company and its customers. The Company will use part of the proceeds from its recently announced $200 million convertible preferred stock offering to fund its fiber plan.

CTC has agreed to purchase more than 8,300 route miles of dark fiber pursuant to a 20-year Indefeasible Right of Use (IRU) contract with Williams Communications (NYSE: WCG). The $115 million contract also includes colocation at 40 Points of Presence and 160 transmission site locations and ongoing fiber maintenance services provided by Williams.

CTC further announced that it will install and operate its own optronics at points along the fiber routes and has selected Cisco Systems Inc., (NASDAQ:
CSCO), the worldwide leader in networking for the Internet, as its optronics provider. CTC will purchase industry leading, Internet scale, carrier class optical networking equipment, specifically Cisco's ONS 15454 and ONS 15800. The Company anticipates spending approximately $75 million for the purchase of these optronics over the next two years.

In addition, CTC today also announced that the company has signed colocation agreements with Bell Atlantic to colocate at 116 Bell Atlantic Central Offices throughout New England and New York State. Colocation applications with Bell Atlantic for a similar number of Bell Atlantic Central Offices in the Mid-Atlantic States are in process. The Bell Atlantic colocation agreements, combined with the Williams contract, provide a total of 316 additional points for customer access to CTC's IP+ATM Integrated Communications Network (ICN).

The fiber routes that are part of today's announcement comprise all states in the eastern half of the U.S. - including those from New England to Florida, west to Texas, north to Illinois and those returning to the East Coast. The Company anticipates that it will install fiber optic equipment and "light up" these routes in two phases. Phase I is scheduled to start with the Boston to Washington DC route - which is anticipated to be operational in the summer of 2000 - and then extend south to Virginia, northwest to Ohio, east through New York and completed in January 2001 when it "returns" to New England. Phase II will commence in December of 2000 and extend coverage from Virginia south to Florida, west to Texas, north to Illinois and then easterly through Indiana and Tennessee to Georgia. Phase II is expected to be completed by January 2002. (See maps of Phase 1 and 2 fiber deployments on Businesswire.com.)

In making today's landmark announcements, Robert J. Fabbricatore, CTC's Chairman and CEO stated, "We are extremely pleased to announce Williams Communications and Cisco Systems as our fiber and optronics suppliers. They are world-class companies with outstanding products that will perpetuate and enhance the quality, reliability and flexibility of our ICN network. These fiber and colocation initiatives are integral to the CTC strategic growth plan and to enabling the Company's current and future customers to excel in the rapidly emerging New World of web-based communications and e-commerce. Clearly, this high-quality fiber build out establishes the future roadmap for ICN Network and Branch Sales office expansion. It also provides CTC with the tools to effectively manage network costs while keeping pace with the escalating demand for bandwidth. Owning and operating the underlying fiber in our broadband ICN network is a strategic imperative that will enable us to cost effectively and quickly, meet and exceed, customer needs as tomorrow's products and applications - which will be even more bandwidth-intensive - emerge."

Mr. Fabbricatore also noted that the Company is currently exploring the purchase of dark fiber in major metropolitan markets. "Moving the power of our broadband ICN network and readily available high level bandwidth progressively closer and closer to the customer's location will be a cornerstone to new applications delivery and speed to market. CTC's fiber and optronics will be integrated directly into the Company's operating support and management systems. This integration will allow CTC to provide bandwidth capacity and routing efficiency on a real-time basis with a 'point and click' procedure. Over time, it is our intent to provide this efficiency and high-level bandwidth availability to our customers, right at their locations. In short, successful New World integrated communications providers will bring the network to the customer rather than the customer to the network."

Today's news from CTC follows several other recent announcements from the Company, which established the groundwork for these developments. On January 25, 2000, CTC announced that it had secured a $225 million senior secured facility, underwritten by Toronto-Dominion Bank, to fund its base plan for expansion of both its branch sales offices and the company's ICN network. In addition, on March 29, 2000, CTC announced $200 million in equity financing from Bain Capital Inc., Thomas H. Lee Partners, L.P. and CSFB Private Equity to fund strategic marketing and technology initiatives - including those announced today - that form the cornerstones of CTC's accelerated business plan. Further, on March 22, 2000, CTC announced that recognized industry veteran and networking expert, Russell Oliver, joined the company as Vice President of Network Operations, responsible for all fiber transmission, switching, operations and growth aspects of the ICN network.

CTC will host a conference call on Tuesday April 18, 2000 at 1:00PM ET for investors and other interested parties to expand on these developments as well as recently announced March 2000 operating results. The conference call number is 800-865-4460. The call will be recorded and made available at 877-375-5694 until the close of business on April 20, 2000.

About CTC Communications

CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the world--the Washington D.C. to Boston corridor. Recently designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC was serving more than 12,000 customers with 269,000+ access lines as of December 31, 1999. Central to the Company's performance and future growth is its IP+ATM Integrated Communications Network (ICN) named IntelliNETSM, which is deployed across 8 contiguous northeast states.

CTC markets its full portfolio of services through its over 400 member sales and service representatives located in 30 branch offices throughout the New England States, New York, New Jersey, Pennsylvania and Maryland. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

About Williams Communications Group, Inc. (NYSE:WCG)

Williams Communications, through its subsidiaries, is North America's only exclusively carrier-focused fiber-optic network and the largest independent source of end-to-end integrated business communications solutions-data, voice or video. Based in Tulsa, Okla., Williams Communications had revenues of $2 billion in 1999 and today has 9,000 employees primarily in North America, with offices in Europe and Asia and investments in South America and Australia. Approximately 85 percent of WCG stock is held by Williams (NYSE:WMB) which, in 1985, became the first energy company to harness its core competency as a builder of networks to enable competition in the communications industry. Additional information is available at www.williams.com and www.williamscommunications.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including, fiber implementation plans, ICN network and branch office expansion, future products, applications and bandwidth needs and anticipated future agreements for fiber and co-location space. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

Note: A Photo is available at URL: http://www.businesswire.com/cgi-bin/photo.cgi?pw.041700/bb1


Contact:

John Dinsmore

Feldman Communications Inc.

410-571-8900

JDFelCom@aol.com
http://www.FeldmanCommunications.com

Alan Russell

CTC Communications

781-522-8731

arussell@ctcnet.com

http://www.ctcnet.com



Amy Latham

Williams Communications

918-573-8920

amy.latham@williams.com

http://www.williams.com


Mary Thurber

Cisco Systems, Inc.
(408) 526-8893
mthurber@cisco.com
http://www.cisco.com
or
Adrienne Low
Cisco Systems, Inc.
(408) 527-2082 (t)
alow@cisco.com (e)
http://www.cisco.com"
* * *
The summary information contained herein is qualified in its entirety by reference to the texts of the relevant documents attached as exhibits hereto.


Item 7c. Exhibits.

Exhibit 10.1*	Dark Fiber IRU Agreement between Williams
Communications, Inc. and CTC Communications Corp.
dated as of March 31, 2000.

Exhibit 10.2*	Carrier Services Agreement between Williams
Communications, Inc. and CTC Communications Corp.
dated as of March 31, 2000.

* PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: May 23, 2000


                                EXHIBIT INDEX

Exhibit 10.1*	Dark Fiber IRU Agreement between Williams
Communications, Inc. and CTC Communications Corp.
dated as of March 31, 2000.

Exhibit 10.2*	Carrier Services Agreement between Williams
Communications, Inc. and CTC Communications Corp.
dated as of March 31, 2000.

* PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT